Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Decision Point Systems, Inc.
Irvine, California

We hereby  consent to  the  use in  the  Prospectus constituting  a part  of  this  Registration Statement  of  our  report   dated  March  28,  2013,  relating  to  the  consolidated  financial statements of DecisionPoint Systems, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
Costa Mesa, California

July 29, 2013